Exhibit 10.1
CORRECTIONS CORPORATION OF AMERICA
STOCK OPTION CANCELLATION AGREEMENT
     This STOCK OPTION CANCELLATION AGREEMENT (the “Agreement”) is by and between Corrections Corporation of America, a Maryland corporation (the “Company”), and John D. Ferguson (the “Employee”).
     WHEREAS, the Employee believes that it is in the best interest of the Company and its stockholders to voluntarily cancel existing Company stock options held by Employee set forth on Exhibit A (the “Cancelled Options”) that have relatively low incentive or retention value at this time so that additional shares become available for grant under the Company’s Amended and Restated 2000 Stock Incentive Plan and its 2008 Stock Incentive Plan (the “Stock Plans”), which the Company may use for future equity grants to Company personnel in order to recruit, retain and motivate such personnel; and
     WHEREAS, the Company is relying upon the Employee’s surrender and cancellation of the Cancelled Options in making determinations about the future grant of equity awards pursuant to the Stock Plans and otherwise in regard to the administration of the Stock Plans.
     NOW, THEREFORE, the parties hereby agree as follows:
     Section 1. Cancellation of Options. The Employee hereby surrenders the Cancelled Options for cancellation, and the Company hereby accepts such surrender and cancellation. By execution of this Agreement, the parties have taken all steps necessary to cancel the Cancelled Options.
     Section 2. No Expectation or Obligation. The Company and Employee acknowledge and agree that the surrender and cancellation of the Cancelled Options described herein shall be without any expectation of the Employee to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in regard to the cancellation of the Cancelled Options.
     Section 3. Miscellaneous. This Agreement contains all of the understandings between the Company and Employee concerning the cancellation of the options. The Company and Employee have made no promises, agreements, conditions, or understandings relating to this subject matter, either orally or in writing, that are not included in this Agreement. This Agreement may be executed in counterparts, each of which when signed by the Company and the Employee will be deemed an original and all of which together will be deemed the same agreement. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Tennessee applicable to agreements to be performed in the State of Tennessee to the extent it may apply.

[signature page of Stock Option Cancellation Agreement]
     The Company and the Employee have caused this Agreement to be signed and delivered as of the 12th day of August, 2010.

CORRECTIONS CORPORATION OF AMERICA

/s/ John D. Ferguson	By:	/s/ Damon T. Hininger

	Title:	President

Exhibit A
Description of Cancelled Options

Grant	Grant	Qty	Qty	Qty	Vesting
Date	Price	Granted	Vested	Unvested	Schedule
2/16/07(1)	$26.53(3)	75,504	75,504	-	One third on the anniversary date over a three-year period.
2/20/08(2)	$26.71	90,143	60,095	30,048	One third on the anniversary date over a three-year period.

TOTAL OPTIONS CANCELLED — 165,647
(1) Awarded from the Amended and Restated 2000 Stock Incentive Plan
(2) Awarded from the 2008 Stock Incentive Plan
(3) Adjusted for the 2-for-1 stock split on July 6, 2007

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